As filed with the Securities and Exchange Commission on May 24, 2004

Registration No. 333-112416

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	6022	54-1598552
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

212 North Main Street

Bowling Green, Virginia 22427

(804) 633-5031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter A. Seitz, Esq.

Executive Vice President and General Counsel

Union Bankshares Corporation

212 North Main Street

Bowling Green, Virginia 22427

(804) 632-2115

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies of all correspondence to:

George P. Whitley, Esq.

Scott H. Richter, Esq.

LeClair Ryan, A Professional Corporation

707 East Main Street, 11th Floor

Richmond, Virginia 23219

(804) 783-2003

Approximate date of commencement of proposed sale to the public:    The merger of Guaranty Financial Corporation with and into Union Bankshares Corporation was consummated on May 1, 2004. Union Bankshares Corporation is hereby amending this registration statement to deregister 477,244 shares of common stock, par value $2.00 per share, which were potentially issuable to the shareholders of Guaranty Financial Corporation in connection with the merger of Guaranty Financial Corporation with and into Union Bankshares Corporation.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

DEREGISTRATION OF SECURITIES

Union Bankshares Corporation (“Union”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-112416), which Registration Statement was declared effective by the Securities and Exchange Commission on March 5, 2004, in order to deregister 477,244 shares of its common stock, par value $2.00 per share, which were previously registered under the Securities Act of 1933 for issuance to former shareholders of Guaranty Financial Corporation (“Guaranty”) in connection with Union’s acquisition of Guaranty on May 1, 2004. Union issued an aggregate of 1,022,756 shares of its common stock to the former shareholders of Guaranty in the acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Bowling Green, Commonwealth of Virginia on May 24, 2004.

UNION BANKSHARES CORPORATION

By:	/s/ G. William Beale

G. William Beale President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ G. William Beale G. William Beale	President, Chief Executive Officer and Director (principal executive officer)	May 24, 2004

/s/ Ronald L. Hicks Ronald L. Hicks	Chairman of the Board of Directors	May 24, 2004

/s/ W. Tayloe Murphy, Jr. W. Tayloe Murphy, Jr.	Vice Chairman of the Board of Directors	May 24, 2004

/s/ Walton Mahon Walton Mahon	Director	May 24, 2004

/s/ R. Hunter Morin R. Hunter Morin	Director	May 24, 2004

/s/ D. Anthony Peay D. Anthony Peay	Executive Vice President and Chief Financial Officer (principal financial officer)	May 24, 2004

/s/ Robert C. Sledd Robert C. Sledd	Director	May 24, 2004

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Signature	Capacity	Date

/s/ Ronald L. Tillett Ronald L. Tillett	Director	May 24, 2004

/s/ A.D. Whittaker A.D. Whittaker	Director	May 24, 2004

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